Varian Medical Systems Signs Agreement to Acquire Bio-Imaging Research; Acquisition to Strengthen Varian's Security and Inspection Product Offerings

      PALO ALTO, Calif., April 25 /PRNewswire-FirstCall/ -- Varian Medical Systems, Inc. (NYSE: VAR) today announced it has signed an agreement to acquire Bio-Imaging Research, Inc. (BIR), a privately-held supplier of X-ray imaging products for security and inspection. The acquisition will enable Varian to offer security and inspections customers X-ray imaging detectors and image processing software in addition to its existing line of specialized linear accelerators for cargo screening, inspection and non-destructive testing (NDT). Varian expects to pay approximately $21 million to acquire BIR, which is based in Lincolnshire, IL.

      "The BIR technology will enable Varian to offer customers more complete X-ray imaging solutions for cargo screening, industrial inspection and non-destructive testing," said Timothy E. Guertin, president and CEO of Varian Medical Systems. "This expands our offering from components to a complete mega-voltage X-ray imaging chain for cargo screening as well as complete systems for non-destructive testing."

      "This enhances our growth opportunity in the important security and NDT markets by expanding our product offerings for customers who manufacture systems for cargo screening. It also gives us the ability to design and offer complete systems for NDT," Guertin added. "BIR has a strong management and product development team that has established a reputation for imaging excellence and innovation in the markets it has served for more than 25 years."

      BIR, which has approximately 50 employees, will continue to operate in its current facility in Lincolnshire, IL. It will operate under Varian's Security and Inspection Products (SIP) business unit and report to SIP General Manager Robert Drubka under Varian Vice President Lester Boeh.

      Varian anticipates the acquisition will add revenues of approximately $5 million for the remainder of fiscal 2007, and will be nearly neutral to diluted earnings per share in fiscal 2007.

      To date, Varian has shipped more than 500 linear accelerators for cargo screening and NDT.

      Varian Medical Systems, Inc., (NYSE: VAR) of Palo Alto, California is the world's leading manufacturer of medical products for treating cancer and other medical conditions with radiotherapy, brachytherapy, radiosurgery, and proton therapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers, and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications. Varian also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 4,200 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com.

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      Forward-Looking Statements

      Except for historical information, this news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning customer demand and acceptance of products or technology for the security and inspection business, and the outlook for Varian's orders, sales, backlog, or earnings growth; future financial results and any statements using the terms "will," "expect," "anticipates," "preparing," or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varian's actual results to differ materially from those anticipated. Such risks and uncertainties include the successful finalization of the acquisition; the ability to effectively integrate the operations of BIR into Varian and BIR products into Varian's security and inspections products, the ability to retain the services of key BIR management and technical personnel; demand for Varian's and BIR's products; Varian's ability to develop and commercialize new products; the impact of competitive products and pricing; Varian's ability to maintain or increase operating margins; Varian's ability to protect its and BIR's intellectual property and defend against intellectual property claims; the risk of operations interruptions due to events beyond Varian's control; and the other risks listed from time to time in Varian's filings with the Securities and Exchange Commission. We assume no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

      Contact: Spencer Sias, +1-650-424-5782.

SOURCE  Varian Medical Systems, Inc.
    -0-                             04/25/2007
    /CONTACT:  Spencer Sias, +1-650-424-5782/
    /Web site:  http://www.varian.com/